UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2007
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SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On July 13, 2007, the Board of Directors of SYSCO Corporation (“SYSCO” or the “Company”) approved certain amendments to the Company’s Code of Business Conduct and Ethics (the “Code”) which applies to all of SYSCO’s employees, officers and directors. The material amendments to the Code are discussed below.

Section 1, Overall Standards, was expanded to provide that for officers and directors, the highest legal, moral, and ethical standards for honesty, integrity and fairness are to be practiced, not only in conducting SYSCO’s affairs, as the Code previously provided, but also in the conduct of non-corporate and personal affairs.

Section 3, Conflicts of Interest, was expanded to clarify conflict issues by describing in more detail conflicting roles and practices.

Section 5, Receipt of Payments of Gifts, now provides a more straight-forward overall direction regarding the receipt of gifts and approves certain gifts valued $250 or less in certain circumstances. The amendments to this section also clarify from whom approvals should be obtained when accepting a gift. The amendments eliminated language referring to a Designated Recipient because it was not a clearly defined term and is now largely subsumed by the new clarification regarding approvals. The provision stating that a gift can be accepted if it can be consumed or fully utilized within a 24 hour period was deleted.

A new Section 9, Foreign Corrupt Practices and Anti-Bribery, was added to specifically prohibit giving anything of value to a foreign official with the intent of improperly influencing him or her to obtain an unfair advantage for SYSCO.

Additional technical amendments to the Code were made, and the foregoing description of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the amended Code, a copy of which is attached as Exhibit 14.1 hereto and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On July 13, 2007, the Board of Directors of SYSCO authorized the repurchase of up to 20 million additional shares of the Company’s common stock during the next approximately 12 to 18 month period. The Company may repurchase shares by means of privately negotiated transactions or open market purchases effected from time to time as determined by the Chairman and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, Senior Vice President of Finance and Treasurer and any Assistant Treasurer, or any other officer performing substantially similar duties (collectively, the “Authorized Officers”); provided, however, that such repurchases will be effected only in accordance with the terms of all applicable federal and state securities laws, including, but not limited to, Rule 10b-18 under the Securities Exchange Act of 1934. Purchases may be made through the use of 10b5-1 Plans. The Board of Directors authorized and directed the Authorized Officers to implement the share repurchase program and to take any actions to assist in the implementation and disbursement of funds of the Company in payment of any repurchased shares. Approximately 1.8 million shares remain available for repurchase under previously authorized repurchase plans.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number  Description

  14.1   Code of Business Conduct and Ethics, as amended on July 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: July 18, 2007	By: /s/ Thomas P. Kurz
Thomas P. Kurz
Assistant Vice President, Deputy General Counsel and Assistant Secretary

EXHIBITS

  14.1   Code of Business Conduct and Ethics, as amended on July 13, 2007